Exhibit 99.1

Press Release

August 4, 2010	Contact Information:

For Immediate Release	Michael H. Shapiro
Vice President and Chief Financial Officer
414.643.3000

Rexnord LLC Reports First Quarter Results for Fiscal 2011

Call scheduled for Thursday, August 5, 2010 at 10:00 a.m. Eastern Time

MILWAUKEE, WI – August 4, 2010

First Quarter Highlights:

•	First quarter sales were $407 million, an increase of $39 million, or 11%, compared with the prior year first quarter; first quarter core sales growth was 10%.

•	First quarter income from operations more than doubled year over year to $50 million; income from operations as a percentage of sales increased 560 basis points year over year to 12.2% of sales.

•

First quarter Adjusted EBITDA increased $22 million from the prior year first quarter to $78 million; Adjusted EBITDA as a percentage of sales increased 400 basis points year over year to 19.2% of sales.

•	Net debt leverage ratio at the end of the first quarter was 6.4x compared to 6.7x at March 31, 2010 with senior secured leverage ratio at 1.64 to 1.0 compared to 1.84 to 1.0 at March 31, 2010.

•	Cash balances were $279 million at July 3, 2010. Total liquidity (cash plus available borrowings) at July 3, 2010 was $489 million, an increase of $18 million from March 31, 2010.

Todd A. Adams, President and Chief Executive Officer, commented, “We are pleased with our first quarter performance as we delivered solid organic sales growth and substantial margin expansion compared to the prior year first quarter. As we look ahead, we believe we are increasingly well positioned to deliver solid financial performance as we execute our growth strategies and improve our fundamental operating performance through the deployment of the Rexnord Business System.”

First Quarter 2011 Segment Highlights

Process and Motion Control

Process and Motion Control sales in the first quarter of fiscal 2011 were $265.5 million, an increase of $31.1 million, or 13.3%, from the prior year first quarter. First quarter 2011 orders increased over 50% from the prior year first quarter as all of our Process and Motion Control Businesses experienced double-digit increases in order rates when compared to the prior year first quarter.

Process and Motion Control Adjusted EBITDA in the first quarter of fiscal 2011 increased $17.6 million, or 47.1%, to $55.0 million and Adjusted EBITDA as a percentage of sales increased 470 basis points to 20.7% of sales due to the benefit of increased sales and productivity gains, which were partially offset by higher commodity costs and investments in new product development and the enhancement of our global footprint.

Water Management

Water Management sales in the first quarter of fiscal 2011 were $141.8 million, an increase of $8.3 million, or 6.2%, from the prior year first quarter. Core sales expanded 5.3% from the prior year first quarter as foreign currency translation increased sales 0.9% from the 2010 first quarter. Orders increased just over 19% from the prior year first quarter driven by solid order rates in the majority of our Water Management end-markets.

Water Management Adjusted EBITDA in the first quarter of fiscal 2011 was $30.2 million, or 21.3% of sales, compared to $27.1 million, or 20.3% of sales, in the fiscal 2010 first quarter. The $3.1 million increase in Adjusted EBITDA and 100 basis point margin expansion year over year was driven by the benefit of increased sales and productivity gains, which were partially offset by investments in the commercial capabilities to drive growth.

EBITDA, Adjusted EBITDA and Free Cash Flow

Rexnord considers EBITDA and Adjusted EBITDA as indicators of operating performance.

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating the performance of issuers of “high yield” securities because it is a common measure of the ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Condensed Consolidated Statements of Cash Flows included in the attached financial statements.

Adjusted EBITDA corresponds to “EBITDA” in the Company’s credit agreement. Adjusted EBITDA is defined in the credit agreement governing our senior secured credit facilities as net income, adjusted for the items summarized in the table below entitled “Reconciliation of EBITDA and Adjusted EBITDA.” Our credit agreement requires us to maintain a maximum senior secured bank leverage ratio (defined in our credit agreement as the ratio of net senior secured bank debt to Adjusted EBITDA) of no more than 4.25 to 1.0, calculated on a pro forma basis for the trailing four quarters (as determined under our senior secured credit facilities). Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facilities may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. For more information regarding the limitations of using measures such as EBITDA and Adjusted EBITDA as indicators of our operating performance, please see the risk factor entitled “The calculation of Adjusted EBITDA pursuant to our senior secured credit facilities represents our actual historical covenant compliance calculations and permits certain estimates and assumptions that may differ materially from actual results” in Exhibit 99.1 to our current report on Form 8-K furnished on October 10, 2008.

We define Free Cash Flow as cash flow from operations less capital expenditures.

About Rexnord

Headquartered in Milwaukee, Wisconsin, we believe we are a leading, global multi-platform industrial company comprised of two strategic platforms: Process and Motion Control and Water Management, with approximately 5,800 employees worldwide. Our Process and Motion Control products include gears, couplings, industrial bearings, flattop chain and modular conveyer belts, special components, industrial chain and conveying equipment and aerospace bearings and seals. Our Water Management products include professional grade specification drainage, water control, PEX piping and commercial brass products. Additional information about the Company can be found at www.rexnord.com and www.zurn.com.

Conference Call Details

Rexnord will hold a conference call on Thursday, August 5, 2010 at 10:00 a.m. Eastern Time to discuss its fiscal 2011 first quarter results and provide a general business update. Rexnord President and CEO, Todd Adams, and Vice President and CFO, Michael Shapiro, will co-host the call. The conference call can be accessed via telephone as follows:

Domestic toll-free #: 800-289-0437

International toll #: 913-981-5522

Access Code: 6402248

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 1:00 p.m. Eastern Time, August 6, 2010 until 1:00 p.m. Eastern Time, August 20, 2010. To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international) with access code 6402248.

Cautionary Statement on Forward-Looking Statements

Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord LLC as of the date of the release, and Rexnord LLC assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in millions)

(Unaudited)

	First Quarter Ended
	July 3, 2010	June 27, 2009
Net sales	407.3	$367.9
Cost of sales	266.1	253.3

Gross profit	141.2	114.6
Selling, general and administrative expenses	79.5	76.0
Restructuring and other similar charges	—	2.4
Amortization of intangible assets	12.0	12.1

Income from operations	49.7	24.1
Non-operating expense:
Interest expense, net	(45.3)	(44.3)
Loss on the extinguishment of debt	(100.8)	—
Other expense, net	(18.5)	(1.0)

Loss before income taxes	(114.9)	(21.2)
Provision for income taxes	1.4	2.8

Net loss	(116.3)	$(24.0)

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions, except share amounts)

(Unaudited)

	July 3, 2010	March 31, 2010
Assets
Current assets:
Cash and cash equivalents	$278.6	$263.2
Receivables, net	231.7	234.1
Inventories, net	279.3	273.8
Income taxes receivable	2.1	—
Other current assets	29.8	29.4

Total current assets	821.5	800.5

Property, plant and equipment, net	362.1	376.2
Intangible assets, net	676.4	688.5
Goodwill	1,012.1	1,012.2
Insurance for asbestos claims	86.0	86.0
Other assets	38.0	51.8

Total assets	$2,996.1	$3,015. 2

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Current portion of long-term debt	$6.8	$5.3
Trade payables	131.9	135.3
Income taxes payable	—	0.4
Deferred income taxes	6.7	2.1
Compensation and benefits	48.4	58.7
Current portion of pension obligations	2.7	2.7
Current portion of postretirement benefit obligations	3.5	3.4
Interest payable	37.5	30.2
Other current liabilities	83.9	77.8

Total current liabilities	321.4	315.9

Long-term debt	2,212.7	2,123.9
Pension obligations	101.4	106.8
Postretirement benefit obligations	30.3	30.7
Deferred income taxes	244.1	249.9
Reserve for asbestos claims	86.0	86.0
Other liabilities	48.7	47.8

Total liabilities	3,044.6	2,961.0

Stockholders’ (deficit) equity:
Common stock, $0.01 par value; 3,000 shares authorized and 1,000 shares issued and outstanding	0.1	0.1
Additional paid-in capital	534.9	533.6
Retained deficit	(496.1)	(379.8)
Accumulated other comprehensive loss	(87.4)	(99.7)

Total stockholders’ (deficit) equity	(48.5)	54.2

Total liabilities and stockholders’ (deficit) equity	$2,996.1	$3,015.2

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	First Quarter Ended
	July 3, 2010	June 27, 2009
Operating activities
Net loss	$(116.3)	$(24.0)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	14.3	14.5
Amortization of intangible assets	12.0	12.1
Amortization of original net bond discount	0.2	0.2
Accretion of original bond premium	(0.1)	—
Amortization of deferred financing costs	2.1	2.7
Loss on dispositions of property, plant and equipment	0.3	—
Equity in earnings of unconsolidated affiliates	(0.4)	—
Other non-cash charges (credits)	17.2	(6.9)
Loss on debt extinguishment	100.8	—
Stock-based compensation expense	1.3	1.3
Changes in operating assets and liabilities:
Receivables	(5.6)	14.5
Inventories	(8.1)	30.7
Other assets	(0.3)	2.4
Accounts payable	(1.3)	(33.5)
Accruals and other	5.0	34.9

Cash provided by operating activities	21.1	48.9

Investing activities
Expenditures for property, plant and equipment	(4.4)	(4.6)
Proceeds from sale of unconsolidated affiliate	0.9	—

Cash used for investing activities	(3.5)	(4.6)

Financing activities
Proceeds from borrowings of long-term debt	1,145.0	—
Repayments of long-term debt	(1,068.1)	(0.6)
Proceeds from borrowings of short-term debt	1.6	—
Payment of deferred financing fees	(14.6)	(4.9)
Payment of tender premium	(63.5)	—

Cash provided by (used for) financing activities	0.4	(5.5)
Effect of exchange rate changes on cash and cash equivalents	(2.6)	1.7

Increase in cash and cash equivalents	15.4	40.5
Cash and cash equivalents at beginning of period	263.2	277.5

Cash and cash equivalents at end of period	$278.6	$318.0

RBS Global, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

First quarter

(in millions)

(Unaudited)

(in millions)	Quarter Ended July 3, 2010	Quarter Ended June 27, 2009
Net loss	$(116.3)	$(24.0)
Interest expense, net	45.3	44.3
Income tax provision	1.4	2.8
Depreciation and amortization	26.3	26.6

EBITDA	(43.3)	49.7

Adjustments to EBITDA (1)
Restructuring and other similar costs	—	2.4
Loss on extinguishment of debt	100.8	—
Stock option expense	1.3	1.3
Impact of inventory fair vlaue adustmenets	—	0.3
LIFO expense	1.0	1.2
Other expense, net	18.5	1.0

Subtotal of adjustments to EBITDA	121.6	6.2

Adjusted EBITDA	$78.3	$55.9

Notes to Reconciliation of EBITDA and Adjusted EBITDA

(1)	Adjustments to EBITDA

We define Adjusted EBITDA as net income (loss) plus interest, income taxes, depreciation and amortization, plus adjustments for restructuring, stock based compensation expense, other expense (income), LIFO expense and nonrecurring items, in each case as permitted under our credit agreement. Other expense, net for the quarter ended July 3, 2010, consists of management fee expense of $0.8 million, loss on the sale of fixed assets of $0.3 million, income in unconsolidated affiliates of $0.4 million (including a $0.2 million gain on the sale our investment in an unconsolidated subsidiary), foreign currency transaction losses of $17.6 million and other miscellaneous losses of $0.2 million. Other expense, net for the quarter ended June 27, 2009, consists of management fee expense of $0.8 million, transaction costs associated with the debt exchange offer of $6.0 million, foreign currency transaction gains of $5.7 million and other miscellaneous gains of $0.1 million.

RBS Global, Inc. and Subsidiaries

Supplemental Data

(in millions)

(Unaudited)

	First Quarter Ended
	July 3, 2010	June 27, 2009
Net sales
Process and Motion Control	$265.5	$234.4
Water Management	141.8	133.5
Corporate	—	—

Total	$407.3	$367.9

Adjusted EBITDA
Process and Motion Control	$55.0	$37.4
Water Management	30.2	27.1
Corporate	(6.9)	(8.6)

Total	$78.3	$55.9

Adjusted EBITDA %
Process and Motion Control	20.7%	16.0%
Water Management	21.3%	20.3%
Total (including Corporate)	19.2%	15.2%